UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2016

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 North 5th Street, Suite 410

Minneapolis, MN 55403

952.426.1241

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (952) 426-1241

10275 Wayzata Boulevard, Suite 100

Minnetonka, MN 55305

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2016, Black Ridge Oil & Gas, Inc. (the “Company”) announced the appointment of Mr. Lyle Berman as a director of the Company to fill a newly-created directorship seat, which the Board of Directors was authorized to do under the Company’s Certificate of Incorporation and Bylaws. Mr. Lyle Berman will stand for re-election at the Company’s next annual meeting. The appointment of Mr. Lyle Berman is effective immediately.

Pursuant to the Company’s 2012 Amended and Restated Stock Incentive Plan, Mr. Lyle Berman was granted options to purchase 100,000 shares. These options will vest in three equal installments, commencing one year from the date of grant on October 26, 2016, and continuing for the next two anniversaries thereof until fully vested. The Company and Mr. Lyle Berman also entered into the Company’s standard Director and Officer Indemnification Agreement, pursuant to which the Company will indemnify Mr. Lyle Berman against certain liabilities which may arise by reason of his status as a Director.

Lyle Berman is a 1964 graduate of the University of Minnesota with a degree in Business Administration. Mr. Lyle Berman began his career with Berman Buckskin, his family's leather business. He helped grow the business into a major specialty retailer with 27 outlets. In 1990, Mr. Lyle Berman participated in the founding of Grand Casinos, Inc. Mr. Lyle Berman is credited as one of the early visionaries in the development of casinos outside of the traditional gaming markets of Las Vegas and Atlantic City. In less than five years, the company opened eight casino resorts in four states. In 1994, Mr. Lyle Berman financed the initial development of Rainforest Cafe. He served as the Chairman and CEO from 1994 unti1 2000. In October 1995, Mr. Lyle Berman was honored with the B'nai B'rith "Great American Traditions Award." In April 1996, he received the Gaming Executive of the Year Award; in 2004, Mr. Lyle Berman was inducted into the Poker Hall of Fame; and in 2009, he received the Casino Lifetime Achievement Award from Raving Consulting & Casino Journal. In 1998, Lakes Entertainment, Inc. was formed. In 2002, as Chairman of the Board and CEO of Lakes Entertainment, Inc., Mr. Lyle Berman was instrumental in creating the World Poker Tour. Mr. Lyle Berman served as the Executive Chairman of the Board of WPT Enterprises, Inc. (now known as Emerald Oil, Inc.) from its inception in February 2002 until July 2013. Mr. Lyle Berman also served as a director of PokerTek, Inc. from January 2005 until October 2014, including serving as Chairman of the Board from January 2005 until October 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ James Moe
James Moe
Chief Financial Officer

Date: October 28, 2016

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